Exhibit 10.2

WAIVER AND THIRD AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS WAIVER AND THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Waiver and Amendment”) is entered into as of November 29, 2006, among UNIVERSAL AMERICAN FINANCIAL CORP., a New York corporation (the “Borrower”), the Banks party to the Credit Agreement (hereinafter defined) and BANK OF AMERICA, N.A., as the Administrative Agent for the Banks.

The Borrower, the Banks and the Administrative Agent are party to the Amended and Restated Credit Agreement dated as of May 28, 2004, as amended by the First Amendment to Amended and Restated Credit Agreement dated as of June 2, 2005 and the Waiver and Second Amendment to Amended and Restated Credit Agreement dated as of December 30, 2005 (the “Credit Agreement”).  The Borrower has requested that the Credit Agreement be amended and waived to permit the following:

A.            The Asset Sale of 100% of the capital stock of UAFC (Canada) Inc. pursuant to and upon the terms and conditions of that certain Share Purchase Agreement dated August 31, 2006, among the Borrower, Pennsylvania Life Insurance Company, La Capitale Assureur de L’Administration Publique Inc. and GMF Assurances S.A. (the “PennCorp Canada Sale”), and notwithstanding the provisions of Section 3.03(i)(c) of the Credit Agreement, the retention by the Borrower of all of the Net Available Proceeds of such Asset Sale;

B.            The Asset Sale of 100% of the capital stock of Peninsular Life Insurance Company pursuant to and upon the terms and conditions of that certain Stock Purchase Agreement dated September 8, 2006, among Universal Managed Care, Inc., Peninsular Life Insurance Company, American Pioneer Life Insurance Company and American Exchange Life Insurance Company (the “Peninsular Sale”), and notwithstanding the provisions of Section 3.03(i)(c) of the Credit Agreement, the retention by the Borrower of all of the Net Available Proceeds of such Asset Sale;

C.            The acquisition of 100% of the capital stock of Harmony Health, Inc. pursuant to and upon the terms and conditions of that certain Stock Purchase Agreement dated November 13, 2006, among Heritage Health Systems, Inc., Harmony Health, Inc., GlobalHealth, Inc., The Oklahoma City Clinic, a Professional Corporation, and certain other selling shareholders (the “Harmony Health Acquisition”);

D.            The dissolution and termination of the existence of HHS-HPN Network, Inc. and HPN Network Venture, LP and the distribution of the assets of such Persons to their respective shareholders, members or partners (the “Dissolution”);

E.             An increase in the amount of the Capital Expenditures permitted by Section 7.05 of the Credit Agreement; and

F.             An increase in the amount of Revolving Loans that may be incurred under the Credit Agreement or of other indebtedness that may be incurred pursuant to Section 7.04 of the Credit Agreement.

Accordingly, for valuable and acknowledged consideration, the Borrower, the Banks and the Administrative Agent agree and acknowledge as follows:

1.             Defined Terms.  Unless otherwise stated in this Waiver and Amendment, terms defined in the Credit Agreement have the same meanings when used in this Waiver and Amendment.

2.             Waivers.  The Banks hereby consent to the following and agree that the following shall not constitute a Default or Event of Default under the Credit Agreement:

(a)           The PennCorp Canada Sale and the retention by the Borrower of 100% of the Net Available Proceeds of the PennCorp Canada Sale, and the Banks agree that such Net Available Proceeds shall not count against the amount described in the first proviso to Section 3.03(i)(c) of the Credit Agreement.  The Banks further agree that, effective immediately prior to  the closing of the PennCorp Canada Sale, the shares of capital stock of UAFC (Canada) Inc. held in pledge by the Administrative Agent for the benefit of the Banks pursuant to the Credit Agreement and the other Credit Documents, including the Pledge Agreement and the Security Agreement, shall be released and discharged, any and all obligations of UAFC (Canada) Inc. or any of its Subsidiaries under the Credit Agreement and the other Credit Documents, including the Pledge Agreement and the Security Agreement, shall be released and discharged, and the appropriate Form UCC-3 financing statement changes shall be filed in each necessary jurisdiction;

(b)           The Peninsular Sale and the retention by the Borrower of 100% of the Net Available Proceeds of the Peninsular Sale, and the Banks agree that such Net Available Proceeds shall not count against the amount described in the first proviso to Section 3.03(i)(c) of the Credit Agreement;

(c)           The Harmony Health Acquisition, and the Banks agree that the consideration paid for the Harmony Health Acquisition shall not count against the amounts described in Sections 7.02(i)(iv) and 7.02(i)(v) of the Credit Agreement; provided that the Borrower complies with Section 7.16 of the Credit Agreement within 60 days after the date of this Waiver and Amendment; and

(d)           The Dissolution, and the Banks agree that, effective immediately prior to the completion of the Dissolution, the shares of capital stock of HHS-HPN Network, Inc. and the partnership interests of HPN Network Venture, LP held in pledge by the Administrative Agent for the benefit of the Banks pursuant to the Credit Agreement and the other Credit Documents, including the Pledge Agreement and the Security Agreement, shall be released and discharged, any and all obligations of HHS-HPN Network, Inc. and HPN Network Venture, LP under the Credit Agreement and the other Credit Documents, including the Pledge Agreement and the Security Agreement, shall be released and discharged, and the appropriate Form UCC-3 financing statement changes shall be filed in each necessary jurisdiction.

3.             Amendments.  The Credit Agreement is amended as follows:

(a)           A new Section 2.03, reading in its entirety as follows, is added to the Credit Agreement:

“2.03       Increase in Total Revolving Loan Commitment.

(a)           Request for Increase.  Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify such of the Banks as  the Borrower may direct), the Borrower may from time to time request an increase in the Total Revolving Loan Commitment by an amount (for all such requests) not exceeding $50,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $20,000,000, and (ii) the Borrower may make a maximum of three such requests.  At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Bank directed to be notified by the Borrower is requested to respond (which, unless waived by such Banks, shall in no event be less than five Business Days from the date of delivery of such notice to such Banks).

(b)           Bank Elections to Increase.  Each Bank so notified shall notify the Administrative Agent within such time period whether or not it agrees to increase its Revolving Loan Commitment and, if so, by what amount.  Any Bank not responding within such time period shall be deemed to have declined to increase its Revolving Loan Commitment.

(c)           Additional Banks.  To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent and the L/C Issuer (which approvals shall not be unreasonably withheld), the Borrower may also invite additional Eligible Assignees to become Banks pursuant to a joinder agreement to this Agreement in form and substance satisfactory to the Administrative Agent and its counsel.

(d)           Effective Date and Allocations.  If the Total Revolving Loan Commitment is increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase.  The Administrative Agent shall promptly notify the Borrower and the Banks of the final allocation of such increase and the Increase Effective Date.

(e)           Conditions to Effectiveness of Increase.  As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of the Borrower and each Subsidiary Guarantor dated as of the Increase Effective Date, signed by a Responsible Officer of the Borrower and each Subsidiary Guarantor, (i) certifying and attaching the resolutions adopted by the Borrower and each Subsidiary Guarantor approving or consenting to such increase, and (ii) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Section 5 and the other Credit Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date and (B) no Default exists.  The Borrower shall prepay any Revolving Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 1.12) to the extent necessary to keep the outstanding Revolving Loans held by the Banks ratable in accordance with any revised pro rata shares arising from any nonratable increase in the Revolving Loan Commitments under this Section.

(f)            Conflicting Provisions.  This Section shall supersede any provisions in Section 11.04 to the contrary.”

(b)           Section 7.04(k) of the Credit Agreement is amended to read in its entirety as follows:

“(k)         Other Indebtedness, including revolving Indebtedness, having terms and conditions reasonably satisfactory to the Administrative Agent in an aggregate outstanding principal amount not to exceed $57,500,000 at any time; provided that, before and after giving effect to the incurrence of such other Indebtedness, the Borrower is in compliance with Sections 7.10 and 7.13 and no other Event of Default exists.”

(c)           Section 7.05(a) of the Credit Agreement is amended to read in its entirety as follows:

“(a)         The Borrower will not incur, and will not permit any of its Subsidiaries to incur, Capital Expenditures in an amount that exceeds, for the Borrower and its Subsidiaries on a consolidated basis, (i) $15,000,000 during any fiscal year, or (ii) $60,000,000 after the Effective Date.”

4.             Conditions Precedent to Effectiveness of Waiver and Amendment.  This Waiver and Amendment shall not be effective until the Administrative Agent receives: (a) counterparts of this Waiver and Amendment executed by the Borrower, the Subsidiary Guarantors, the requisite Banks and the Administrative Agent; (b) payment of all reasonable expenses, including reasonable legal fees and expenses of counsel to the Administrative Agent, incurred by the Administrative Agent in connection with this Waiver and Amendment, to the extent invoiced to the Borrower on or prior to the date hereof; and (c) such other agreements, documents, instruments and items as the Administrative Agent may reasonably request, including, without limitation, documents evidencing the due authorization of the execution, delivery and performance by the Borrower and each of the Subsidiary Guarantors of this Waiver and Amendment, the incumbency of the officer of the Borrower and each of the Subsidiary Guarantors executing this Waiver and Amendment, and any other matters relevant thereto.

5.             Representations.  The Borrower represents and warrants to the Administrative Agent and the Banks as follows:  (a) the execution, delivery and performance by the Borrower and the Subsidiary Guarantors of this Waiver and Amendment and the Credit Agreement, as amended hereby, have been duly authorized by all necessary corporate action; (b) all representations and warranties made or deemed made by the Borrower in the Credit Documents are true and correct as of the date hereof, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and accurate on and as of such earlier date) and except for changes in factual circumstances not prohibited by the Credit Agreement; and (c) except as waived hereby, no Default or Event of Default has occurred and is continuing as of the date hereof.

6.             Effect of Waiver and Amendment.  This Waiver and Amendment is a Credit Document.  The waivers set forth in this Waiver and Amendment are limited to the matters expressly set forth herein and do not constitute the waiver of any other matter now or hereafter requiring the consent or waiver of the Banks or the Administrative Agent under the Credit Documents.  Except as expressly modified and amended by this Waiver and Amendment, all of the terms, provisions and conditions of the Credit Documents, and the Liens created thereby, shall remain unchanged and in full force and effect and are hereby ratified and confirmed.  If any part of this Waiver and Amendment is for any reason found to be unenforceable, all other portions of it shall nevertheless remain enforceable.  The Credit Documents and any and all other documents heretofore, now or hereafter executed and delivered pursuant to the terms of the Credit Agreement are hereby amended so that any reference to the Credit Agreement shall mean a reference to the Credit Agreement as waived and amended hereby.

7.             Expenses.  The Borrower shall pay all reasonable fees and expenses paid or incurred by the Administrative Agent incident to this Waiver and Amendment, including, without limitation, the reasonable fees and expenses of the Administrative Agent’s counsel in connection with the negotiation, preparation, delivery and execution of this Waiver and Amendment and any related documents.

8.             Governing Law.  This Waiver and Amendment shall be governed by and construed in accordance with and be governed by the laws of the State of New York, without regard to conflict of laws principles.

9.             Counterparts.  This Waiver and Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

10.           ENTIRETY.  THIS WAIVER AND AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER CREDIT DOCUMENTS EMBODY THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND SUPERCEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS, IF ANY, RELATING TO THE SUBJECT MATTER HEREOF.  THESE CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

11.           Parties.  This Waiver and Amendment binds and inures to the benefit of the Borrower, the Subsidiary Guarantors, the Administrative Agent, the Banks and their respective permitted successors and assigns.

[REMAINDER OF PAGE INTENTIONALLY BLANK.

SIGNATURE PAGES FOLLOW.]

Signature Page to that certain Waiver and Third Amendment to Amended and Restated Credit Agreement dated as of the date first set forth above, among Universal American Financial Corp., as the Borrower, Bank of America, N.A., as the Administrative Agent, and the Banks party thereto.

UNIVERSAL AMERICAN FINANCIAL CORP., as the Borrower

By:	/s/ Robert Waegelein
Robert Waegelein, Executive Vice
President and Chief Financial Officer

BANK OF AMERICA, N.A., as a Bank

By:	/s/ Joseph L. Corah
Joseph L. Corah, Senior Vice President

ACKNOWLEDGED:
BANK OF AMERICA, N.A., as the
Administrative Agent

By:	/s/ Aamir Saleem
Aamir Saleem, Vice President

DENALI CAPITAL CLO III LTD, as a Bank

By:	/s/ John P. Thacker
John P. Thacker, Chief Credit Officer

DENALI CAPITAL CLO IV LTD, as a Bank

By:	/s/ John P. Thacker
John P. Thacker, Chief Credit Officer

ING CAPITAL LLC, as a Bank

By:	/s/ Mark R. Newsome
Mark R. Newsome, Director

LASALLE BANK, N.A., as a Bank

By:	/s/ Andrew C. Haak
Andrew C. Haak, Senior Vice President

RAYMOND JAMES BANK, FSB, as a Bank

By:	/s/ Joseph A. Ciccolini
Joseph A. Ciccolini, Vice President, Senior
Corporate Banker

SUNTRUST BANK, as a Bank

By:	/s/ Stephen L. Leister
Stephen L. Leister, First Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Bank

By:	/s/ Ziad W. Amra
Ziad W. Amra, Assistant Vice President

To induce the Administrative Agent and the Banks to enter into this Waiver and Amendment, the undersigned consent and agree (a) to its execution and delivery and terms and conditions thereof, (b) that this document in no way releases, diminishes, impairs, reduces, or otherwise adversely affects any Liens, Subsidiary Guaranties, assurances, or other obligations or undertakings of any of the undersigned under any Credit Documents, and (c) that this Waiver and Amendment binds each of the undersigned and its successors and permitted assigns and inures to the benefit of the Administrative Agent, the Banks, and their respective successors and permitted assigns.

WORLDNET SERVICES CORP., as a Guarantor

By:	/s/ Robert Waegelein
Robert Waegelein, Chief Financial Officer

UNIVERSAL AMERICAN FINANCIAL SERVICES, INC., as a Guarantor

By:	/s/ Robert Waegelein
Robert Waegelein, President

QUINCY COVERAGE CORPORATION, as a Guarantor

By:	/s/ Robert Waegelein
Robert Waegelein, President

HERITAGE HEALTH SYSTEMS, INC., as a Guarantor

By:	/s/ Steven C. Holman
Steven C. Holman, Assistant Secretary

HERITAGE HEALTH SYSTEMS OF TEXAS, INC., as a Guarantor

By:	/s/ Penny Louviere
Penny Louviere, Vice President

HHS TEXAS MANAGEMENT, INC., as a Guarantor

By:	/s/ Steven C. Holman
Steven C. Holman, Secretary

CHCS SERVICES INC., as a Guarantor

By:	/s/ Robert Waegelein
Robert Waegelein, Executive Vice President

CHCS INC., as a Guarantor

By:	/s/ Robert Waegelein
Robert Waegelein, Executive Vice President

PSO MANAGEMENT OF TEXAS, LLC, as a Guarantor

By:	/s/ Steven C. Holman
Steven C. Holman, Vice President

HHS-HPN NETWORK, INC., as a Guarantor

By:	/s/ Steven C. Holman
Steven C. Holman, Secretary

HHS TEXAS MANAGEMENT, L.P., as a Guarantor

By:	HHS Texas Management, Inc., its general partner

By:	/s/ Steven C. Holman
Steven C. Holman, Secretary